Q1 FY 2026 Results October 24, 2025 EARNINGS RELEASE

AREAS OF FOCUS EMPLOYEE VALUE EQUATION ENVIRONMENTAL SUSTAINABILITY SUPPLY CHAIN DIGITAL ACUMEN SUSTAIN EXCELLENCE INTEGRATED GROWTH STRATEGY SUPERIORITY TO WIN WITH CONSUMERS PRODUCTIVITY TO FUEL INVESTMENTS ORGANIZATION EMPOWERED • AGILE ACCOUNTABLE PORTFOLIO PERFORMANCE DRIVES BRAND CHOICE CONSTRUCTIVE DISRUPTION ACROSS OUR BUSINESS In Service to Consumers, Customers, Employees, Society & Shareowners

BUSINESS RESULTS Q1 FY 2026

First quarter results reflect strong execution of our integrated strategy in a difficult geopolitical, competitive and consumer environment. Organic sales grew 2%, driven by pricing and mix. 8 of 10 product categories grew or held organic sales for the quarter. Global aggregate value share is down 30 basis points, with 24 of our top 50 category/country combinations holding or growing share for the quarter. Core earnings per share were $1.99, up 3% versus the prior year. On a currency neutral basis, core EPS increased 3%. Q1 FY 2026 RESULTS

Q1 FY ’26 Organic Sales Growth +2% Organic Volume Growth +0% Core EPS Growth +3% Currency Neutral Core EPS Growth +3% Adjusted Free Cash Flow Productivity 102% Q1 FY 2026 RESULTS

• Organic volume was flat. • Pricing contributed 1 point to organic sales growth. • Mix contributed 1 point to organic sales growth. 2% 3% 1% 2% 2% Q1 FY '25 Q2 FY '25 Q3 FY '25 Q4 FY '25 Q1 FY '26 Q1 FY 2026 RESULTS Organic Sales Growth

• Core gross margin • Core operating margin • Total productivity savings -50 basis points Flat +230 basis points 5% 2% 1% 6% 3% Q1 FY '25 Q2 FY '25 Q3 FY '25 Q4 FY '25 Q1 FY '26 Q1 FY 2026 RESULTS Core Earnings Per Share Growth

• Core Gross margin ex-FX • Core Operating margin ex-FX -30 basis points +40 basis points 4% 3% 3% 5% 3% Q1 FY '25 Q2 FY '25 Q3 FY '25 Q4 FY '25 Q1 FY '26 Q1 FY 2026 RESULTS Currency Neutral Core EPS Growth

TOP 50 Category/ Country Combinations # Grew/Held Value Share 17 23 26 33 30 32 38 31 28 29 24 Share data through August 2025 GLOBAL MARKET SHARES

SEGMENT RESULTS Q1 FY 2026

6% 4% 5% 5% Organic Sales Organic Volume Net Earnings Constant Currency Net Earnings • Topline: +4% volume, +2% pricing, -1% mix • Share: Global Skin Care value share decreased 1.0 point, Global Personal Care value share increased 0.2 points and Global Hair Care value share decreased 1.0 point versus year ago. • Net Earnings: Sales growth and productivity savings partially offset by tariff costs, negative category mix and increased commodities. Q1 FY 2026 RESULTS Beauty Segment

3% 1% 9% 9% Organic Sales Organic Volume Net Earnings Constant Currency Net Earnings • Topline: +4% pricing, +1% volume, -2% mix • Share: Global Grooming value share decreased 0.8 points versus year ago. • Net Earnings: Sales growth and productivity savings partially offset by tariff costs and geographic mix. Q1 FY 2026 RESULTS Grooming Segment

1% -2% -3% -4% Organic Sales Organic Volume Net Earnings Constant Currency Net Earnings • Topline: +2% mix, +1% pricing, -2% volume • Share: Global Oral Care value share decreased 0.3 points and Global Personal Health Care value share increased 0.5 points versus year ago. • Net Earnings: Sales growth and productivity savings more than offset by negative geographic mix and tariff costs. Q1 FY 2026 RESULTS Health Care Segment

0% -2% -3% -3% Organic Sales Organic Volume Net Earnings Constant Currency Net Earnings • Topline: +1% pricing, flat mix, -2% volume • Share: Global Fabric Care value share decreased 0.9 points and Global Home Care value share increased 0.4 points versus year ago. • Net Earnings: Productivity savings more than offset by negative product mix, tariff costs and increased commodities. Q1 FY 2026 RESULTS Fabric & Home Care Segment

0% 0% 4% 3% Organic Sales Organic Volume Net Earnings Constant Currency Net Earnings • Topline: Flat volume, pricing and mix • Share: Global Baby Care and Global Feminine Care value share were flat and Global Family Care share decreased 0.8 points. • Net Earnings: Productivity savings and lower commodity costs partially offset by negative category mix and tariff costs. Q1 FY 2026 RESULTS Baby, Feminine and Family Care Segment

FY 2026 GUIDANCE

• Organic Sales Growth: +0% to +4% • Net Sales Growth: +1% to +5% • Includes a 1% positive impact from foreign exchange and acquisitions and divestitures FY ‘26 Organic Sales Growth +0% to +4% Net Sales Growth +1% to +5% FY 2026 GUIDANCE SALES

FY 2026 GUIDANCE EARNINGS PER SHARE • Core EPS Growth: +0% to +4% • Outlooking $0.1bn after-tax headwind from commodities • Outlooking $0.4bn after-tax headwind from tariffs • Outlooking $0.3bn after-tax tailwind from foreign exchange • 2-point foreign exchange tailwind results in currency neutral core EPS growth of -2% to +2% • Higher tax rate and modest headwind from net interest combine to a $0.10 headwind to EPS • All-in EPS Growth: 3% to 9% • Core effective tax rate approximately 20% to 21% FY ‘26 FY ’25 Base Period EPS Core EPS Growth +0% to +4% $6.83 All-in EPS Growth +3% to +9% $6.51

FY 2026 GUIDANCE SUMMARY METRIC FY 2026 GUIDANCE Organic Sales Growth +0% to +4% Net Sales Growth +1% to +5% Core EPS Growth +0% to +4% All-In EPS Growth +3% to +9% Currency Neutral Core EPS Growth -2% to +2% Core Effective Tax Rate 20% to 21% Adjusted Free Cash Flow Productivity 85% to 90% Capital Spending, % of Sales 4% to 5% Dividends ~$10bn Direct Share Repurchase ~$5bn

FY 2026 GUIDANCE POTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE • Significant deceleration of market growth rates • Significant currency weakness • Significant commodity cost increases • Additional geopolitical disruptions • Major supply chain disruption or store closures • Significant tariff changes

Certain statements in this release other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, changes in global interest rates and rate differentials, currency exchange, pricing controls or tariffs; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to successfully manage uncertainties related to changing political and geopolitical conditions and potential implications such as exchange rate fluctuations, market contraction, boycotts, variability and unpredictability in trade relations, sanctions, tariffs or other trade controls; (4) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (5) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war or terrorism or disease outbreaks; (6) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials and costs of labor, transportation, energy, pension and healthcare; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices, social or environmental practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage the demand, supply and operational challenges, as well as governmental responses or mandates, associated with a disease outbreak, including epidemics, pandemics or similar widespread public health concerns; (13) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (14) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company's overall business strategy and financial objectives, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; (16) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws, regulations, policies and related interpretations involving product liability, product and packaging composition, manufacturing processes, intellectual property, labor and employment, antitrust, privacy, cybersecurity, data protection and data transfers, artificial intelligence, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; (17) the ability to manage changes in applicable tax laws and regulations; and (18) the ability to continue delivering progress towards our environmental sustainability ambitions. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports. 22 FORWARD LOOKING STATEMENTS

For a full reconciliation, please visit: www.pginvestor.com REGULATION FD AND G DISCLOSURE

1 The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures The following provides definitions of the non-GAAP measures used in Procter & Gamble's October 24, 2025 earnings call, associated slides and other materials and the reconciliation to the most closely related GAAP measure. We believe that these non-GAAP measures provide useful perspective on underlying business trends (i.e., trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors, as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP cash flow and effective tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results. Note that certain columns and rows may not add due to rounding. The following measures are provided: 1. Organic sales growth — page 2 2. Core EPS and Currency-neutral Core EPS — page 4 3. Core gross margin and Currency-neutral Core gross margin — page 5 4. Core operating margin and Currency-neutral Core operating margin — page 5 5. Adjusted free cash flow and Adjusted free cash flow productivity — page 5 The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:  Incremental restructuring: The Company has historically had an ongoing level of restructuring activities of approximately $250 - $500 million before tax. On June 5, 2025, the Company announced a portfolio and productivity plan to streamline its portfolio and organization to improve its cost structure and competitiveness. In the fiscal year ended June 30, 2024, the Company started a limited market portfolio restructuring of its business operations, primarily in certain Enterprise Markets, including Argentina and Nigeria, to address challenging macroeconomic and fiscal conditions. During the period ended September 30, 2024, the Company completed this limited market portfolio restructuring with the substantial liquidation of its operations in Argentina. Beginning in fiscal 2012, the Company had a strategic productivity and cost savings initiative that resulted in incremental restructuring charges through fiscal 2020. The adjustment to Core earnings includes the restructuring charges that exceed the normal, recurring level of restructuring charges.  Intangible asset impairment: In fiscal 2024, the Company recognized a non-cash, after-tax impairment charge of $1.0 billion ($1.3 billion before tax) to adjust the carrying value of the Gillette intangible asset acquired as part of the Company's 2005 acquisition of The Gillette Company. In fiscal 2019, the Company recognized a one-time, non-cash, after-tax charge of $8.0 billion to adjust the carrying values of the Shave Care reporting unit. This was comprised of a before and after-tax impairment charge of $6.8 billion related to goodwill and an after-tax impairment charge of $1.2 billion to reduce the carrying value of the Gillette indefinite-lived intangible assets.  Early debt extinguishment charge: In fiscal 2021, 2018 and 2017, the Company recorded after-tax charges due to the early extinguishment of certain long-term debt. These charges represent the difference between the reacquisition price and the par value of the debt extinguished.  Gain on Dissolution of PGT Partnership: The Company dissolved our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, in fiscal 2019. The transaction was accounted for as a sale of the Teva portion of the PGT business and the Company recognized an after-tax gain on the dissolution.  Anti-dilutive Impacts: The Shave Care impairment charges in fiscal 2019 caused certain equity instruments that are normally dilutive (and hence normally assumed converted or exercised for the purposes of determining diluted net earnings per share) to be anti-dilutive. Accordingly, for U.S. GAAP diluted earnings per share, these instruments were not assumed to be converted or exercised. Specifically, certain of our preferred shares and share-based equity awards were not included in the diluted weighted average common shares outstanding. As a result of the non-GAAP Shave Care impairment adjustment, these instruments are dilutive for non-GAAP earnings per share.  Transitional impact of the 2017 U.S. Tax Act: The U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Act”) in December 2017. This resulted in a net charge for fiscal year 2018. The adjustment to core earnings includes only this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on pre-tax earnings.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation.

Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. We believe this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is also used in assessing the achievement of management goals for at-risk compensation.

Core EPS and currency-neutral Core EPS: Core net earnings per share, or Core EPS, is a measure of diluted net earnings per common share (diluted EPS) adjusted for items as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as useful supplemental measures of Company performance over time. This measure is also used in assessing the achievement of management goals for at-risk compensation.

Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company's operating efficiency over time.

Core operating margin and currency-neutral Core operating margin: Core operating margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating margin is a measure of the Company's Core operating margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company's operating efficiency over time.

Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding payments for the transitional tax resulting from the 2017 U.S. Tax Act. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings. We view adjusted free cash flow productivity as a useful measure to help investors understand P&G's ability to generate cash. This measure is used by management in making operating decisions, allocating financial resources and for budget planning purposes. This measure is also used in assessing the achievement of management goals for at-risk compensation.

1. Organic sales growth:

Three Months Ended September 30, 2025	**Net Sales Growth**	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	**Organic Sales Growth**
Beauty	6%	(1)%	1%	6%
Grooming	5%	(2)%	—%	3%
Health Care	2%	(1)%	—%	1%
Fabric Care & Home Care	1%	(2)%	1%	—%
Baby, Feminine & Family Care	1%	(1)%	—%	—%
Total Company	3%	(1)%	—%	**2%**

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2

P&G

Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
Q4 FY 2025	2%	—%	—%	2%
Q3 FY 2025	(2)%	2%	1%	1%
Q2 FY 2025	2%	—%	1%	3%
Q1 FY 2025	(1)%	1%	2%	2%
Q4 FY 2024	—%	2%	—%	2%
Q3 FY 2024	1%	2%	—%	3%
Q2 FY 2024	3%	1%	—%	4%
Q1 FY 2024	6%	1%	—%	7%
Q4 FY 2023	5%	3%	—%	8%
Q3 FY 2023	4%	4%	(1)%	7%
Q2 FY 2023	(1)%	6%	—%	5%
Q1 FY 2023	1%	6%	—%	7%
Q4 FY 2022	3%	4%	—%	7%
Q3 FY 2022	7%	3%	—%	10%
Q2 FY 2022	6%	—%	—%	6%
Q1 FY 2022	5%	(1)%	—%	4%
Q4 FY 2021	7%	(3)%	—%	4%
Q3 FY 2021	5%	(1)%	—%	4%
Q2 FY 2021	8%	—%	—%	8%
Q1 FY 2021	9%	1%	(1)%	9%
Q4 FY 2020	4%	3%	(1)%	6%
Q3 FY 2020	5%	2%	(1)%	6%
Q2 FY 2020	5%	1%	(1)%	5%
Q1 FY 2020	7%	2%	(2)%	7%
Q4 FY 2019	4%	4%	(1)%	7%
Q3 FY 2019	1%	5%	(1)%	5%
Q2 FY 2019	—%	4%	—%	4%
Q1 FY 2019	—%	3%	1%	4%
Q4 FY 2018	3%	(2)%	—%	1%
Q3 FY 2018	4%	(4)%	1%	1%
Q2 FY 2018	3%	(1)%	—%	2%
Q1 FY 2018	1%	—%	—%	1%
Q4 FY 2017	—%	2%	—%	2%
Q3 FY 2017	(1)%	2%	—%	1%
Q2 FY 2017	—%	2%	—%	2%
Q1 FY 2017	—%	3%	—%	3%
Q4 FY 2016	(3)%	3%	2%	2%
Q3 FY 2016	(7)%	5%	3%	1%
Q2 FY 2016	(9)%	8%	3%	2%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Guidance

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth
FY 2026 (Estimate)	+1% to +5%	-1%	—% to +4%

* Combined Foreign Exchange & Acquisition/Divestiture Impact/Other includes foreign exchange impacts, the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

3

2. Core EPS and Currency-neutral Core EPS:

	Three Months Ended September 30	
	2025	**2024**
Diluted EPS	**$1.95**	**$1.61**
Incremental restructuring	0.04	0.32
Core EPS	**$1.99**	**$1.93**
Percentage change vs. prior period Core EPS	*3%*	
Currency impact to earnings	—	
Currency-Neutral Core EPS	**$1.99**	
Percentage change vs. prior period Core EPS	*3%*	

Prior Quarters

	Q1 FY25	Q1 FY24	Q2 FY25	Q2 FY24	Q3 FY25	Q3 FY24	Q4 FY25	Q4 FY24
Diluted EPS	**$1.61**	**$1.83**	**$1.88**	**$1.40**	**$1.54**	**$1.52**	**$1.48**	**$1.27**
Incremental restructuring	0.32	—	—	0.02	—	—	—	0.13
Intangible asset impairment	—	—	—	0.42	—	—	—	—
Core EPS	**$1.93**	**$1.83**	**$1.88**	**$1.84**	**$1.54**	**$1.52**	**$1.48**	**$1.40**
Percentage change vs. prior	*5%*		*2%*		*1%*		*6%*	
Currency Impact to Earnings	(0.02)		0.02		0.03		(0.01)	
Currency-Neutral Core EPS	**$1.91**		**$1.90**		**$1.57**		**$1.47**	
Percentage change vs. prior period Core EPS	*4%*		*3%*		*3%*		*5%*	

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Prior Years

Fiscal Year Ended June 30	**2025**	**2024**	**2023**	**2022**	**2021**	**2020**	**2019**	**2018**	**2017**	**2016**
Diluted Net Earnings Per Common Share from Continuing Operations, attributable to P&G	**$6.51**	**$6.02**	**$5.90**	**$5.81**	**$5.50**	**$4.96**	**$1.43**	**$3.67**	**$3.69**	**$3.49**
Incremental Restructuring	0.33	0.15				0.16	0.13	0.23	0.10	0.18
Intangible Impairment		0.42					3.03			
Early Debt Extinguishment Charges					0.16			0.09	0.13	
Gain on PGT Dissolution							(0.13)			
Anti-dilutive Impacts							0.06			
Transitional Impact of the 2017 U.S. Tax Act								0.23		
Core EPS	**$6.83**	**$6.59**	**$5.90**	**$5.81**	**$5.66**	**$5.12**	**$4.52**	**$4.22**	**$3.92**	**$3.67**
Core EPS growth vs prior year	*4%*	*12%*	*2%*	*3%*	*11%*	*13%*	*7%*	*8%*	*7%*	
Currency Impact to Earnings	0.02									
Currency-Neutral Core EPS	**$6.85**									
Percentage change vs. prior period Core EPS	*4%*									

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Guidance

Total Company	**Diluted EPS Growth**	**Impact of Incremental Non-Core Items**	**Core EPS Growth**	**Impact of FX**	**Currency-neutral Core EPS Growth**
FY 2026 (Estimate)	+3% to +9%	-3% to -5%	—% to +4%	-2%	-2% to +2%

4

5 3. Core gross margin and Currency-neutral Core gross margin: Three Months Ended September 30 2025 2024 Gross Margin 51.4% 52.1% Incremental restructuring 0.1% (0.1)% Core Gross Margin 51.5% 52.0% Basis point change vs. prior year Core gross margin (50) Currency Impact to Margin 0.2% Currency-Neutral Core Gross Margin 51.7% Basis point change vs prior year Core gross margin (30) 4. Core operating margin and Currency-neutral Core operating margin: Three Months Ended September 30 2025 2024 Operating Margin 26.2% 26.7% Incremental restructuring 0.5% — Core Operating Margin 26.7% 26.7% Basis point change vs. prior year Core operating margin — Currency Impact to Margin 0.4% Currency-Neutral Core Operating Margin 27.1% Basis point change vs. prior year Core operating margin 40 5. Adjusted free cash flow and Adjusted free cash flow productivity (dollar amounts in millions): Three Months Ended September 30, 2025 Operating Cash Flow Capital Spending 2017 U.S. Tax Act Payments Adjusted Free Cash Flow Net Earnings Adjusted Free Cash Flow Productivity $5,408 $(1,200) $688 $4,896 $4,781 102%